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                                                                   EXHIBIT 10.15


                             SIXTH AMENDMENT TO THE

                            PRENTISS PROPERTIES TRUST

                            1996 SHARE INCENTIVE PLAN


This Sixth Amendment to the Prentiss Properties Trust 1996 Share Incentive Plan (the "Plan") as amended by the First Amendment to the Plan, dated effective as of May 6, 1997, the Second Amendment to the Plan, dated effective as of May 5, 1998, the Third Amendment to the Plan dated effective as of May 9, 2001, the Fourth Amendment to the Plan dated effective as of October 15, 1996, and the Fifth Amendment to the Plan dated effective as of October 23, 2002, hereby amends the Plan as follows effective as of May 5, 2004:

1. Section 5.01 which describes the maximum aggregate number of shares issuable under the Plan, is hereby amended by deleting the fourth sentence and inserting in its place the following sentence:

"The maximum aggregate number of Shares that may be issued under this Plan is 6,500,000 Shares, subject to increase and adjustment as provided in this Article V and Article XII."

2. As amended by the foregoing, the Plan shall remain in full force and effect.

Dated: May 5, 2004

PRENTISS PROPERTIES TRUST


By:    /S/    THOMAS F. AUGUST
    Thomas F. August
    President and Chief Executive Officer